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                                                                   EXHIBIT 10(l)









                    SOURCE ONE MORTGAGE SERVICES CORPORATION

                          NEW LONG-TERM INCENTIVE PLAN

                        (effective as of January 1, 1998)


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                    SOURCE ONE MORTGAGE SERVICES CORPORATION
                          NEW LONG-TERM INCENTIVE PLAN
                          ---------------------------


                                TABLE OF CONTENTS
                                -----------------


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                                                                                                               Page
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
1.       Purposes and Effective Date of the Plan .................................................................1

2.       Definitions .............................................................................................1

3.       Administration of Plan ..................................................................................2

4.       Participation ...........................................................................................3

5.       Allocation of Units .....................................................................................4

6.       Valuation of Accounts ...................................................................................5

7.       Non-Assignability; Beneficiary Designation ..............................................................5

8.       Vesting..................................................................................................5

9.       Change in Control........................................................................................7

10.      Payment for Units .......................................................................................9

11.      Miscellaneous Provisions ...............................................................................10

12.      Claims and Disputes; Arbitration .......................................................................11

13.      Amendment ..............................................................................................13

14.      Termination ............................................................................................13







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                    SOURCE ONE MORTGAGE SERVICES CORPORATION
                          NEW LONG-TERM INCENTIVE PLAN
                          ---------------------------





1.       Purposes and Effective Date of the Plan

         The purposes of the Source One Mortgage Services Corporation New Long-Term Incentive Plan (the "Plan"), effective as of January 1, 1998, are to provide a means to attract, reward and retain strong management, to encourage teamwork among members of management and excellence in the performance of their individual responsibilities, and to align the interests of key managers participating in the Plan with the interests of shareholders by offering an incentive compensation vehicle that is based upon the return on shareholders' equity as measured by adjusted net income of the Company available to common shareholders, averaged over a three year period.

2.       Definitions

         In the Plan, the following terms shall have the meanings set forth below:

                  (a) "Base Salary" means a Participant's annual rate of base compensation from the Company, rounded to the nearest whole number, as in effect on the first business day of the Earning Period. Such compensation shall be determined without regard to this or any other incentive compensation or profit-sharing plan, director's fees, or other forms of extra compensation. If a Participant is not actively employed on the first business day of the Earning Period, his or her Base Salary shall be determined as of the first day worked during the Earning Period.

                  (b)   "Board" means the Board of Directors of the Company.

                  (c) "Company" means Source One Mortgage Services Corporation (the operating company), a Delaware corporation, and its successors and assigns.

                  (d) "Earning Period" means a period of three consecutive years beginning January 1, 1998.

                  (e) "Participant" means a person who is employed by the Company or a participating Subsidiary of the Company and who is selected by the Committee to participate in the Plan in accordance with
         Section 4.

                  (f) "Three-year Average ROE" for the Earning Period means the Company's average annual rate of return on equity for the Earning Period, determined by the same method as the Company uses for other performance measurement purposes (rounded to the nearest one-hundredth of a percent).



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

                  (g) "Top Management" means the individual or individuals who, at the relevant time, are Chairman of the Board, President and Chief Executive Officer of the Company.

                  (h)   The following terms are defined elsewhere in the Plan:

                                                                     Section
                                                                     -------

         Account                                                        5
         Adverse Change in Plan                                         9(d)
         Cause (Termination for Cause)                                  8(e)
         Change in Control of the Company                               9(b)
         Code                                                          10(b)
         Committee                                                      3(a)
         Constructive Termination                                       9(c)
         Continuing Director                                            9(e)
         Disabled, Disability                                           8(h)
         Plan                                                           1
         Subsidiary                                                     4(b)
         Vested                                                         8(a)

3.       Administration of Plan

(a) The Plan shall be administered by the Human Resources Committee (the "Committee") of the Board. No member of the Committee shall participate in any decision or recommendation involving such Committee member's own participation in the Plan. If and when a Subsidiary is participating in the Plan, the word Company as used in the Plan shall include such Subsidiary unless the context otherwise requires.

(b) The Committee shall have all the powers vested in it by the terms of the Plan, such powers to include authority to interpret the Plan and any other written instruments issued or adopted pursuant to the Plan, to establish, amend and rescind any rules and regulations relating to the Plan, and to make any other determinations which it believes necessary or advisable for the administration of the Plan. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any written instrument issued or adopted pursuant to the Plan in the manner and to the extent the Committee deems desirable to carry it into effect. Subject to Section 12 relating to claims, disputes and arbitration, any decision of the Committee in the administration of the Plan, as described herein, shall be final and conclusive, unless otherwise determined by the Board. The Committee may act only by a majority of its members in office, except that the members thereof may authorize any one or more of their number or any officer of the Company to execute and deliver documents on behalf of the Committee. No member of the Committee shall be liable for anything done or omitted to be done by him/her or by any other member of the Committee in connection with the Plan, except for his/her own willful misconduct or as expressly provided by statute.



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

(c) The Committee may employ or retain agents and may designate one or more employees of the Company, by name or by position, to perform such clerical, accounting, and other services as the Committee may require in carrying out the provisions of the Plan.

4.       Participation

(a) The Participants in the Plan shall consist of key employees of the Company selected by Top Management. At the time of selection, Top Management shall classify each Participant as Tier 1, Tier 2 or Tier 3. Top Management may modify the terms of participation (including the method of awarding Units and calculating Unit value) for any key employee who becomes a Participant as of a date other than the beginning of the Earning Period, in whatever manner Top Management deems advisable.

(b) If a Subsidiary of the Company wishes to participate in the Plan and its participation shall have been approved by the Committee, the board of directors of the Subsidiary shall adopt a resolution in form and substance satisfactory to the Committee authorizing participation by the Subsidiary in the Plan with respect to its employees. As used in the Plan, the term "Subsidiary" means any corporation at least one-half of whose outstanding voting stock is owned, directly or indirectly, by the Company.

         A Subsidiary participating in the Plan may cease to be a participating company at any time by action of the Committee or by action of the board of directors of such Subsidiary, which latter action shall be effective not earlier than the date of delivery to the Secretary of the Company of a certified copy of a resolution of the Subsidiary's board of directors taking such action. If the participation in the Plan of the Subsidiary shall terminate, such termination shall not relieve it of any obligations theretofore incurred by it under the Plan except with the approval of the Committee.

5.       Allocation of Units

         Units awarded under the Plan shall be allocated to bookkeeping accounts ("Accounts") maintained by the Company in the name of each Participant receiving an allocation of Units.

         Subject to adjustment by Top Management in accordance with the next-following paragraph, the number of Units allocated to the Account of each Participant as of the beginning of the Earning Period shall be calculated as a percentage of Base Salary, corresponding to his/her Tier-classification for the Earning Period, in accordance with the following schedule:

         Tier Level                 % of Base Salary = No. of Units
         ----------                 -------------------------------

               1                                                60%
               2                                                40%
               3                                                20%



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EXAMPLE: A Participant  in Tier 2 with a Base Salary of $50,000 would receive
20,000 units (i.e. 50,000 X .40 = 20,000).

         Top Management may increase or decrease the number of Units allocated to any Participant, provided that the number of Units allocated to a Tier 2 or Tier 3 Participant may not exceed 50% of such Participant's Base Salary.

         Once Top Management has decided on increases or decreases, if any, in the number of Units to be allocated, then Top Management shall promptly notify Participants of their selection for Plan participation, their Tier-classifications and number of Units allocated to them for the Earning Period.
         At any time before the end of the Earning Period the Committee in its discretion may allocate to the Account of any Participant for the Earning Period additional Units over and above the Units allocated to such account as of the beginning of the Earning Period.

         The Board in its discretion may extend the Plan for one or more additional periods commencing after the first year of the Earning Period.

6.       Valuation of Accounts

         The value of a Participant's Account shall be determined under the formula N x UV where-

         "N" represents the number of Units in the account at the end of the Earning Period, and

         "UV" represents the Unit Value of each Unit determined as of the last day of the Earning Period by reference to the following table:

         Three-Year Average ROE ("ROE")              Unit Value
         -----------------------------              ----------

                   9% or less                     $0.00
                  13%                             $1.00
                  20%                             $2.00
                  25% or more                     $3.00

         Intermediate ROE values greater than 9% and less than 25% shall be pro-rated. Example: ROE of 16.5% results in Unit Value of $1.50.

7.       Non-Assignability; Beneficiary Designation

         Except as provided herein, a Participant's interest in the Account in his or her name shall not be transferable other than by will or the laws of descent and distribution. Each Participant may designate a beneficiary or beneficiaries, including a trust, to receive any amount payable under the Plan on account of the Participant's death. Such designation shall be in a form authorized by Top Management. In the absence of an effective designation of beneficiary at the time of a Participant's death, any amount



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

payable under the Plan on account of the Participant's death shall be paid to the Participant's estate.

8.       Vesting.

(a) A Participant's interest in the Units allocated to his/her Account for the Earning Period will become non-forfeitable ("Vested") provided that the Participant has been in the continuous employ of the Company through the last day of the Earning Period and remains in the Company's employ through the payment date determined under Section 10(a).

(b) A Participant's interest in the Units allocated to his/her Account for the Earning Period will be forfeited upon that Participant's voluntary termination or involuntary termination for Cause if such interest has not Vested at the time of termination.

(c) Notwithstanding the provisions of subsections (a) and (b) above, upon the Participant's (i) involuntary termination of employment other than for Cause; (ii) death or Disability while in the employ of the Company; or (iii) retirement from the Company after attaining age 62 or otherwise with the consent of the Committee, a fractional portion, X / 36, of the Units allocated to his/her Account for the Earning Period shall be Vested, where "X" represents the number of full months which have elapsed since the first day of the Earning Period to the end of the first month in which occurs one of the events described above.

(d) In the event a Participant (who is not terminated for Cause or due to Disability) is no longer employed by the Company as a result of the removal of the Participant from an office which the Participant held
         (i) on January 1, 1998 or (ii) on the later date as of which he/she is selected as a Participant by the Committee (provided that a promotion or lateral transfer shall not be deemed to constitute such a removal, except for a lateral transfer or promotion to a more senior title but to a job which has less responsibilities and duties), a significant reduction in the nature or scope of the authorities, powers, functions, or duties attached to such Participant's position or a reduction in the compensation (exclusive of bonuses or other incentive compensation) of such Participant which is not remedied within 30 calendar days after receipt by the Company of written notice from such Participant, the Committee in its sole discretion acting in good faith may treat such termination in the same manner as an involuntary termination other than for Cause under subsection (c) above.

(e) For purposes of the Plan, an involuntary termination other than for Cause occurs with respect to a Participant if the Company terminates the Participant's employment with the Company for any reason other than for Cause or Disability. The termination of a Participant's employment with the Company shall be deemed to have been for "Cause" if such termination shall have been the result of the material failure of such person, in Top Management's reasonable judgment, to perform competently the Participant's duties; the Participant's conviction of a crime involving acts of moral turpitude, dishonesty, theft, unethical




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


         or unlawful business conduct or conduct which, in Top Management's judgment, impairs the reputation or standing of the Company (provided, that if the Participant is arrested or indicted for such a crime, the Company shall have the right to suspend the Participant without pay until the matter is judicially resolved); the failure of the Participant to devote his full time and attention exclusively to the business and affairs of the Company as herein provided; or the material violation by the Participant of any term, provision or condition of any employment agreement between the Participant and the Company.

(h) For purposes of this Section 8 of the Plan, a Participant shall be deemed to be "Disabled" (or to have a "Disability") if such Participant has been declared to be permanently and totally disabled after examination by an independent physician satisfactory to the Company and Top Management has reasonably determined that the physical or mental condition of the Participant was such as would entitle the Participant to payment of monthly disability benefits under the Company's Long-Term Disability Plan.

(i) Notwithstanding the foregoing provisions of this Section 8, the Committee may provide by written rule or regulation that, in the event of a disposition of all or a substantial portion of the Company's business or business related assets or any other event constituting a Change in Control of the Company, the Vesting of all or any portion of the Units allocated to the Account of any Participant for the Earning Period will be accelerated, subject to such terms and conditions as the Committee may impose.

9.       Change in Control

(a) In the event there occurs a Change in Control of the Company, and if within 24 months after the Change in Control:

                  (i) There is an involuntary termination other than for Cause of the employment of the Participant;

                  (ii) There is a Constructive Termination, of the employment of the Participant; or

                  (iii) There occurs an Adverse Change in the Plan, in respect of the Participant;

         then, the Participant shall be fully Vested in the Units his/her Account(s) under the Plan.

(b) For purposes of Section 9(a) relating to a change in control of the Company, a "Change in Control of the Company" shall occur if:

                  (i)   Any person or group (within the meaning of Sections 13
         (d) and 14(d)(2) of the Exchange Act), other than Fund American Enterprises Holdings, Inc. ("FAEH") or a subsidiary of FAEH becomes the beneficial



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

        owner (within the meaning of Rule 13d-3 under the Exchange Act) of thirty-five percent (35%) or more of the Company's then outstanding capital stock;

                  (ii) The Continuing Directors cease for any reason to constitute a majority of the Board of the Company; or

                  (iii) The business of the Company for which the Participant's services are principally performed is disposed of by the Company pursuant to a sale or other disposition of all or substantially all of the business or business related assets of the Company (including stock of a Subsidiary of the Company).

(c) For purposes of Section 9(a) relating to a Change in Control of the Company, "Constructive Termination" shall mean a termination of employment with the Company or any of its subsidiaries at the initiative of the Participant that the Participant declares by prior written notice delivered to the Secretary of the Company to be a Constructive Termination by the Company and which follows (i) a material decrease in his salary, or (ii) a material diminution in the authority, duties or responsibilities of his position with the result that the Participant makes a determination in good faith that he or she cannot continue to carry out his job in substantially the same manner as it was intended to be carried out immediately before such diminution. Notwithstanding anything herein to the contrary, Constructive Termination shall not occur within the meaning of this
         Section 9(c) until and unless 30 days have elapsed from the date the Company receives such written notice without the Company curing or causing to be cured the circumstance or circumstances described in this
         Section 9(c) on the basis of which the declaration of Constructive Termination is given.

(d) For purposes of Section 9(a) relating to a Change in Control of the Company, an "Adverse Change in the Plan" shall mean:

                  (i)      Termination of the Plan pursuant to Section 14;

                  (ii) Amendment of the Plan pursuant to Section 13 that materially diminishes the value of the Units that have been allocated under the Plan, either to individual Participants or in the aggregate, unless there is substituted concurrently authority to grant long-term incentive awards of comparable value, to individual Participants or in the aggregate, as the case may be; or

                  (iii) In respect of any Participant a material diminution in his rights in connection with such Units (except as may occur under the terms of the Plan applicable to such Units as originally allocated) unless there is substituted concurrently a long-term incentive award with a value at least comparable to the loss in value attributable to such diminution in his rights.



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

(e) For purposes of Section 9(b)(ii) of the Plan, "Continuing Directors" shall mean those individuals who, as of January 1, 1998, constituted the Board or, alternatively, those members elected or nominated after January 1, 1998 who were approved for such election or nomination by a vote of at least a majority of the directors then comprising the Continuing Directors. Further, individuals shall be excluded whose initial assumption of office is or was in connection with an actual or threatened election contest relating to the election of the directors of the Company (as used in rule 14a-11 under the Securities Exchange Act of 1934).

10.      Payment for Units

(a) Automatic Payment of Full Value. Subject to deferral rights, if any, under any other plan maintained by the Company, the full value of all Units allocated to the Account of a Participant for the Earning Period which become Vested under Section 9 or Section 10(a) shall be paid to the Participant (or to the Participant's designated beneficiary or legal representative) in a single sum as soon as practicable after the end of the Earning Period, and in all events within 90 days after the end of the Earning Period; provided, however, that:

                  (i) If the Participant dies before the end of the Earning Period and there is no effective designation of the Participant's beneficiary at the time of his death, any amount payable under the Plan on account of the Participant's death shall be paid to his legal representative, after the end of the Earning Period, by the later of:
         (A) the date specified in the preceding paragraph, or (B) 30 days after the qualification of the legal representative.

                  (ii) If the Participant becomes Vested in any Units before the end of the Earning Period on account of a Change in Control of the Company, and remains employed by the Company, the value of his/her Vested Units shall be paid to him or her after the end of the Earning Period, on or before the date specified in the second-preceding paragraph; provided that the value of such Vested Units shall be the larger of (A) the value as calculated under Section 6 or (B) an alternate value calculated by using average ROE for the time period from the beginning of the Earning Period until the Change in Control date.

(b)      Notwithstanding any provision of the Plan other than this subsection
         (b), if part of a payment under the Plan resulting from the operation of Section 9 (relating to a Change in Control of the Company) and this
         Section 10 would be an "excess parachute payment" under Section 280G of the Internal Revenue Code of 1986, as amended (the "Code"), such payment shall be reduced by the smallest amount required so that no part of the payment is not deductible under Section 280G of the Code. However, prior to making any such reduction the Committee shall request the Company's independent certified public accountants to determine whether it would be in the best interest of the Participant to make the reduction. If such accountants determine that it is not in the best interest of the Participant to make the reduction, the reduction shall not be made.



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11.      Miscellaneous Provisions

(a) Except as otherwise provided in the Plan, no employee or other person shall have any claim or right to be granted any Units under the Plan. Neither the Plan nor any action taken hereunder shall be construed as giving any employee any right to be retained in the employ of the Company or any Subsidiary.

(b) A Participant's interest under the Plan may not be assigned or transferred in whole or in part either directly or by operation of law or otherwise (except in the event of a Participant's death), including but not limited to, sale, execution, levy, garnishment, attachment, pledge, bankruptcy or any other transfer and no such interest of any Participant in the Plan shall be subject to any obligation or liability of such Participant or any beneficiary of such Participant.

(c) The Company shall have the right to deduct from any payment made under the Plan any federal, state or local income or other taxes required by law to be withheld with respect to such payment.

(d)      The Company has only a contractual obligation to make payments under
         Section 10. Participants have the status of general unsecured creditors of the Company. The satisfaction of Plan obligations is to be made solely out of the general corporate funds of the Company, which shall at all times remain subject to the claims of the Company's creditors. It is the intention of the Company and the Participants that the amounts payable under the Plan be unfunded for tax purposes and for purposes of the Employee Retirement Income Security Act of 1974, as amended.

(e) By accepting an allocation of Units or other benefits under the Plan, each Participant and each person claiming under or through each Participant shall, subject to the Plan, be deemed to have indicated such Participant's or claimant's acceptance and ratification of, and consent to, any action taken under the Plan by the Company, the Board or the Committee.

12.      Claims and Disputes; Arbitration

(a) Claims for benefits under the Plan shall be made in writing to the Committee. If a claim for benefits is wholly or partially denied, the Committee shall, within a reasonable period of time but not later than ninety (90) days after receipt of the claim, provide the claimant who was denied a benefit written notice setting forth in a manner calculated to be understood by the claimant:

                  (i)   The specific reason or reasons for denial;

                  (ii) Specific reference to the pertinent provisions of the Plan on which the denial is based;



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                  (iii) A description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary; and

                  (iv) An explanation of the Plan's claim review procedure.

         A person whose claim for benefits under the Plan has been denied, or his duly authorized representative, may request a review upon written application to the Committee, may review pertinent documents, and may submit issues and comments in writing. The claimant's written request for review must be submitted to the Committee within sixty (60) days after receipt by the claimant of written notification of the denial of a claim. A decision by the Committee shall be made promptly, and not later than sixty (60) days after the Committee's receipt of a request for review, unless special circumstances require an extension of time for proceeding, in which cases a decision shall be rendered as soon as possible, but not later than one hundred twenty (120) days after receipt of the request for review. The decision on review shall be in writing and shall include specific reasons for the decision, specific reference to the pertinent provision of the Plan on which the decision is based, and be written in a manner calculated to be understood by the claimant.

(b) Unless otherwise required by law, any controversy or claim arising out of (i) the denial of a claim for benefits by the Committee under (a) above or any action taken by the Committee under Section 3, or otherwise relating to the Plan or the breach thereof, shall be settled by binding arbitration in the City of Farmington Hills in accordance with the laws of the State of Michigan by three arbitrators, one of whom shall be appointed by the Company, one by the Participant (or in the event of his prior death, his beneficiary(ies) or other distributee), and the third of whom shall be appointed by the first two arbitrators. If the selected (third) arbitrator declines or is unable to serve for any reason, the appointed arbitrators shall select another arbitrator. Upon their failure to agree on another arbitrator, the jurisdiction of the Circuit Court of Oakland County, Michigan shall be invoked to make such selection. The arbitration shall be conducted in accordance with the commercial arbitration rules of the American Arbitration Association except as hereinabove provided in subsection
         (c) below. Judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof. Review by the arbitrators of any decision, action or interpretation of the Board or Committee shall be limited to a determination of whether it was arbitrary and capricious or constituted an abuse of discretion, within the guidelines of Firestone Tire & Rubber Co. v. Bruch, 489 U.S. 101
         (1989). In the event the Participant or his beneficiary shall retain legal counsel and/or incur other costs and expenses in connection with enforcement of any of the Participant's rights under the Plan, the Participant or beneficiary shall not be entitled to recover from the Company any attorneys fees, costs or expenses in connection with the enforcement of such rights (including enforcement of any arbitration award in court) regardless of the final outcome; except that the arbitrators in their discretion may award reasonable attorneys fees and reasonable costs to the

         Participant in an arbitration initiated by the Participant following a Company Change in Control, to enforce the Participant's rights under the Plan, provided the Participant is the prevailing party in such arbitration.

(c)      Any arbitration shall be conducted as follows:

                  (i) The arbitrators shall follow the Commercial arbitration Rules of the American Arbitration Association, except as otherwise provided herein. The arbitrators shall substantially comply with the rules of evidence; shall grant essential but limited discovery; shall provide for the exchange of witness lists and exhibit copies; and shall conduct a pretrial and consider dispositive motions. Each party shall have the right to request the arbitrators to make findings of specific factual issues.

                  (ii) The arbitrators shall complete their proceedings and render their decision within 40 days after submission of the dispute to them, unless both parties agree to an extension. Each party shall cooperate with the arbitrators to comply with procedural time requirements and the failure of either to do so shall entitle the arbitrators to extend the arbitration proceedings accordingly and to impose sanctions on the party responsible for the delay, payable to the other party. In the event the arbitrators do not fulfill their responsibilities on a timely basis, either party shall have the right to require a replacement and the appointment of new arbitrators.

                  (iii) The decision of the arbitrator shall be final and binding upon the parties and accordingly a judgment by any Circuit Court of the State of Michigan or any other court of competent jurisdiction may be entered in accordance therewith.

                  (iv) Subject to the provisions of subsection (b) relating to reasonable attorneys fees and costs in an arbitration following a Company Change in Control, the costs of the arbitration shall be borne equally by the parties to such arbitration, except that each party shall bear its own legal and accounting expenses relating to its participation in the arbitration.

14.      Amendment

         The Plan may be amended at any time and from time to time by the Board. No amendment of the Plan shall adversely affect any right of any Participant with respect to any Units theretofore allocated without such Participant's written consent.

15.      Termination

         This Plan shall terminate (A) upon payment of all benefits due at the conclusion of the Earning Period (or at the conclusion of any extension of the Plan by the Board, as permitted in Section 5) or (B) upon the adoption of a resolution of the Board terminating the Plan. No termination of the Plan shall alter or impair any of the rights or obligations of any person, without that person's consent, with respect to any Units theretofore allocated under the Plan.






                                      -14-